As filed with the Securities and Exchange Commission on October 29, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nanosphere, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-4339870 (I.R.S. Employer Identification Number)

4088 Commercial Avenue
Northbrook, Illinois 60062
(847) 400-9000
(Address, including Zip Code, of Registrant’s
Principal Executive Offices)
Copies to:

Esteban A. Ferrer, Esq. Ann Lawrence, Esq. Paul, Hastings, Janofsky & Walker LLP 1055 Washington Boulevard Stamford, CT 06901 Telephone: (203) 961-7400 Facsimilie: (203) 674-7716	William J. Whelan III, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Telephone: (212) 474-1000 Facsimilie: (212) 474-3700

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-145356
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: n/a

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.01 per share (the “Common Stock”) of Nanosphere, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement, as amended, on Form S-1 (File No. 333-145356) (the “Registration Statement”), to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.
     No exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 29, 2007	Nanosphere, Inc.
	By:	/s/William P. Moffitt III
		Name:	William P. Moffitt III
		Title:	President and Chief Executive Officer